                                                                  EXHIBIT 3.137A

                                AMENDMENT NO. 1
                           TO THE OPERATING AGREEMENT
                       FOR TRIUMPH OUTDOOR HOLDINGS, LLC

         Pursuant to Section 12.4(b) of the Operating Agreement for Triumph Outdoor Holdings, LLC, dated April 22, 1998 (the "Agreement"), the undersigned, being the Manager of Triumph Outdoor Holdings, LLC, a Delaware limited liability company (the "Company"), hereby amends the Agreement to reflect (i) the admission of Gary Young as a new Member for an investment of $500,000 and
(ii) the additional Capital Contribution of $8,300,000 by Triumph Municipal Outdoor, LLC ("Triumph Municipal") pursuant to Section 4.3(b) of the Agreement. The Agreement is amended as follows:

         Section 1. Exhibit A of the Agreement is hereby amended as attached hereto by adding thereto the name "Gary Young" and his Capital Interest of "3.03%" and amending the Capital Interests to reflect the $8,300,000 Capital Contribution by Triumph Municipal.

         Section 2. Exhibit B of the Agreement is hereby amended as attached hereto by adding thereto the name "Gary Young" and his Capital Contribution of $500,000 and amending the Capital Contributions to reflect the $8,300,000 Capital Contribution by Triumph Municipal.

         Section 3. Exhibit C of the Agreement is hereby amended as attached hereto to reflect the revised Members Percentage Interest.

         Section 4. This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Delaware, without regard to its conflict of laws principles.

         Section 5. This Amendment shall be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

         Section 6. This Amendment may be executed in a number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same amendments.

         IN WITNESS WHEREOF, the party hereto has executed this Amendment as of August 5, 1998.

                                    TRIUMPH MUNICIPAL OUTDOOR, LLC


                                    By:  /s/ BRUCE A. FRIEDMAN
                                        ---------------------------
                                        Bruce A. Friedman
                                        Principal Manager

                                    CONSENT

         The undersigned, as Manager of Triumph Outdoor Holdings, LLC (the "Company"), hereby consents, pursuant to Section 8.1 of the Operating Agreement, to the admission of Gary Young as a Member of the Company. The Manager hereby agrees to amend the Operating Agreement to reflect the admission of Gary Young as a Member of the Company, and to reflect Gary Young's Capital Contribution of $500,000 and his Percentage Interest of 3.03%, as of August 5, 1998.

                                    TRIUMPH MUNICIPAL OUTDOOR, LLC


                                    By:  /s/ BRUCE A. FRIEDMAN
                                        ------------------------------------
                                        Bruce A. Friedman, Principal Manager

                         TRIUMPH OUTDOOR HOLDINGS, LLC

                               JOINDER AGREEMENT

         The undersigned, Gary Young, hereby acknowledges receipt of the Operating Agreement (the "Operating Agreement"), dated April 22, 1998, by and among Triumph Outdoor Holdings, LLC and the Members thereof, a copy of which has previously been provided, and hereby agrees to be bound by all of the terms and provisions of the Operating Agreement as a Member.

         IN WITNESS WHEREOF, the undersigned has executed this acknowledgment as of August 5, 1998.


                                        /s/ GARY YOUNG
                                        -----------------------------
                                        Gary Young

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE I - DEFINITIONS

  Definitions ...............................................................6

ARTICLE II - ORGANIZATION AND TERM

  Section 2.1 - Formation ..................................................10
  Section 2.2 - Further Documentation ......................................10
  Section 2.3 - Term .......................................................11
  Section 2.4 - Registered Agent and Office . ..............................11
  Section 2.5 - Principal Place of Business ................................11

ARTICLE III - PURPOSE AND POWERS OF THE COMPANY

  Section 3.1 - Purpose .................................. .................11
  Section 3.2 - Powers of the Company ......................................11
  Section 3.3 - Tax Status of Company ......................................12

ARTICLE IV - MEMBER'S CAPITAL CONTRIBUTIONS AND INTERESTS

  Section 4.1 - Capital Contributions ......................................12
  Section 4.2 - Percentage Interests .......................................12
  Section 4.3 - Additional Contributions ...................................12
  Section 4.4 - Withdrawals and Interest ...................................13
  Section 4.5 - Return of Capital ..........................................13
  Section 4.6 - Capital Accounts ...........................................13
  Section 4.7 - Liability ..................................................15

ARTICLE V - MANAGEMENT OF THE COMPANY

  Section 5.1 - Management .................................................16
  Section 5.2 - Indemnity ..................................................18
  Section 5.3 - Reliance and Authority of Manager ..........................18
  Section 5.4 - Service Fees ...............................................18
  Section 5.5 - Limitation on Compensation of Manager or
                Affiliate Thereof ..........................................18

ARTICLE VI - ALLOCATIONS AND DISTRIBUTIONS

  Section 6.1 - Allocations of Net Profit and Net Loss
     (a) Net Profit ........................................................19
     (b) Net Loss ..........................................................19
     (c) Special Rules Regarding Allocations ...............................20

  Section 6.2 - Distributions ..............................................22
  Section 6.3 - Limitation Upon Distributions ..............................23

ARTICLE VII - TRANSFERABILITY

  Section 7.1 - Restrictions on Transferability ............................24
  Section 7.2 - Tag-Along Rights ...........................................24
  Section 7.3 - Drag Along Rights ..........................................25
  Section 7.4 - Estate Planning Transfers ..................................26
  section 7.5 - Permitted Transfers ........................................27

ARTICLE VIII - ADDITIONAL AND SUBSTITUTE MEMBERS

  Section 8.1 - Admission of New Members ...................................27
  Section 8.2 - Allocations to New Members .................................27

ARTICLE IX - DISSOLUTION AND TERMINATION

  Section 9.1 - Dissolution ................................................27
  Section 9.2 - Distribution of Assets Upon Dissolution ....................28
  Section 9.3 - Winding Up .................................................28
  Section 9.4 - Articles of Dissolution ....................................28

ARTICLE X - FINANCIAL STATEMENTS, BOOK RECORDS AND
  TAX RETURNS

  Section 10.1 - Books of Account ..........................................29
  Section 10.2 - Financial Statements and Reports ..........................29
  Section 10.3 - Returns and Other Elections ...............................29
  Section 10.4 - Election under Section 754 of the Code ....................30
  Section 10.5 - Tax Matters Member ........................................30

ARTICLE XI - REPRESENTATIONS AND WARRANTIES

  Section 11.1 - The Members' Representations ..............................31
  Section 11.2 - Survival ..................................................31

ARTICLE XII - MISCELLANEOUS

  Section 12.1 - Notices ...................................................32
  Section 12.2 - Complete Agreement ........................................33
  Section 12.3 - Amendment by Members ......................................34
  Section 12.4 - Amendment by Manager ......................................34
  Section 12.5 - Amendment of Certificate ..................................34
  Section 12.6 - Severability ..............................................34
  Section 12.7 - Ratification ..............................................35
  Section 12.8 - Binding Upon Successors ...................................35
  Section 12.9 - Rights of Third Parties ...................................35
  Section 12.10 - Governing Law ............................................35
  Section 12.11 - Captions .................................................35
  Section 12.12 - Counterparts .............................................36
  Section 12.13 - Tense and Gender of Words ................................36
  Section 12.14 - Power of Attorney ........................................36
  Section 12.15 - Remedies Cumulative ......................................36

                                   EXHIBITS


Exhibit A - List of Members and their Capital Interests

Exhibit B - Members Capital Contributions and Capital Interests

Exhibit C - Members' Percentage Interests

Exhibit D - Hazel Option Agreement

Exhibit E - Services Agreement

                              OPERATING AGREEMENT

         AGREEMENT made as of this 22nd day of April, 1998 by and among the individuals and/or entities set forth on Exhibit A attached hereto and made a part hereof (hereinafter, individually or collectively, are referred to as a "MEMBER" or "MEMBERS" respectively). The terms "Member" or "Members" shall also be deemed to include any Additional Member.

                              W I T N E S S E T H:

         WHEREAS, the Members desire to form a limited liability company pursuant to the Delaware Limited Liability Company Act (the "ACT");

         WHEREAS, the Members hereto desire to adopt this Operating Agreement;

         WHEREAS, by execution hereof, each Member represents that it has sufficient right and authority to execute this Operating Agreement and is not acting on behalf of any undisclosed or partially disclosed principal.

         NOW, THEREFORE, in consideration of ten ($10) dollars and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows effective as of the date first written above.

                                   ARTICLE I

                                  DEFINITIONS

         The following terms shall have the following meanings:

         "ADDITIONAL MEMBER" means any Person that is admitted as a Member of the Company pursuant to this Agreement, other than the parties hereto.

         "AFFILIATE" means with respect to any Person (the "Subject Person"),
(i) any other Person that directly or indirectly controls or is controlled by or is under common control with the Subject Person, with control being deemed for these purposes to exist when a Person owns or controls directly or indirectly, through one or more intermediaries, 10% or more of the outstanding voting securities of, or other ownership interests in another Person, (ii) any other Person in which the Subject Person (or any Affiliate of the Subject Person under the terms hereof), directly or indirectly through one or more intermediaries, is a general partner, a joint venturer, an officer or director, a manager or otherwise acts in a similar capacity, (iii) any officer, director, partner or Person acting in a similar capacity for the Subject Person, (iv) any other Person who is an officer, director or partner or acts in a similar capacity for any corporation, limited liability company, partnership or other entity for which the Subject Person acts in the same or similar capacity, and (v) a spouse, child, parent, sibling or lineal descendant of the Subject Person (a "FAMILY MEMBER" or "FAMILY MEMBERS"), as well as any trust for the benefit of, and the estate of, the Subject Person or any Family Member.

         "AGREEMENT" means this Operating Agreement as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

         "CAPITAL ACCOUNT" shall mean the accounts maintained for each Member as set forth in Section 4.6.

         "CAPITAL CONTRIBUTION" means a contribution to the capital of the Company made pursuant to the provisions of Sections 4.1 and 4.3.

         "CAPITAL INTEREST" means, for each Member, the percentage equal to the quotient of such Member's Capital Contributions made pursuant to Sections 4.1 and 4.3, divided by the aggregate Capital Contributions theretofore made by all then existing Members. The Members' Capital Interests are set forth on Exhibit A.

         "CERTIFICATE" means the Certificate of Formation of the Company as filed in the Office of the Delaware Secretary of State, as the same may be amended from time to time.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMPANY" means Triumph Outdoor Holdings, LLC.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "HAZEL" means Patrick K. Hazel.

         "HAZEL OPTION AGREEMENT" means that certain agreement between the Company and Hazel, a form of which is attached hereto as Exhibit D.

         "INTEREST" means for any Member its entire interest in the Company (including, but not limited to, its Capital Interest and its Percentage Interest).

         "MANAGER" means Triumph Municipal Outdoor, LLC.

         "MEMBER" or "MEMBERS" means, individually or collectively, those Persons set forth on Exhibit A attached hereto that have executed this Agreement, and any Additional Member.

         "MEMBER'S ACCOUNT" means the Capital Account maintained for each Member.

         "NET CASH FLOW" means the gross receipts and other miscellaneous revenue derived from Company operations less all cash operating expenses of the Company including, without limitation, (i) debt service on any Company loans,
(ii) entity level taxes and other fees incurred in connection with the operation of the Company, and (iii) increases, if any, in reserves reasonably established by the Manager from time to time for working capital and other Company purposes.

         "NET PROFIT" and "NET LOSS" means the net income (including items of income exempt from tax) and net loss (including expenditures that can neither be capitalized nor deducted), respectively, of the Company, determined in accordance with the method of accounting used by the Company for federal income tax purposes (and as further adjusted pursuant to Section 4.6(c)).

         "PERCENTAGE INTEREST" means, with respect to any Member, the percentage set forth opposite its name on Exhibit C attached hereto, as may be adjusted from time to time.

         "PERSON" means any individual, estate, corporation, trust, joint venture, partnership or limited liability company of every kind and nature, and any other individual or entity in its own or any representative capacity.

         "PLAN" means an employee benefit plan, as defined in Section 3(3) of ERISA, or a plan as defined in Section 4975(e)(2) of the Code, and includes, without limitation, any trust or separate account established in connection therewith.

         "PROPERTY" means all real, personal and mixed properties, cash, assets, interests and rights of any type owned by the Company. All assets acquired with Company funds or in exchange for Property shall be Property.

         "SERVICES AGREEMENT" means that certain services agreement between the Company and Triumph Holdings, LLC, a copy of which is attached hereto as Exhibit E.

         "SUBSIDIARY" means any Person in which the Company owns directly or indirectly a greater than fifty percent (50%) interest or any pass-through entity in which the Company directly or indirectly owns any interest.

         "TREASURY REGULATIONS" mean regulations promulgated under the Code.

         "TRIUMPH MUNICIPAL" means Triumph Municipal Outdoor, LLC.

         "UNRECOVERED CAPITAL CONTRIBUTIONS" means for any Member, the aggregate amount of Capital Contributions theretofore made by such Member, reduced by the aggregate amount of distributions theretofore made to such Member pursuant to Sections 6.2(a)(i) and 6.2(b).

                                  ARTICLE II

                             ORGANIZATION AND TERM

         Section 2.1 Formation. (a) Pursuant to the Act, the Members hereby organize the Company as a Delaware limited liability company, the formation of which shall be effective upon the filing of the Certificate.

         (b) In order to maintain the Company as a limited liability company under the laws of the State of Delaware and to qualify to do business in any state in which the Manager determines to be appropriate or necessary, the Company shall from time to time take appropriate action, including the preparation and filing of such amendments to the Certificate and such other assumed name certificates, documents, instruments and publications as may be required by law, including, without limitation, action to reflect:

             (i) qualification to do business in any state in which the Company directly, or indirectly through a Subsidiary, owns property or conducts business, as determined by the Manager in its sole and absolute discretion;

             (ii) a change in the Company name;

             (iii) a correction of a defectively or erroneously executed Certificate;

             (iv) a correction of false or erroneous statements in the Certificate or the desire of the Members to make a change in any statement therein in order that it shall accurately represent the agreement among the Members; or

             (v) a change in the time for dissolution of the Company as stated in the Certificate and in this Agreement.

         Section 2.2 Further Documentation. Each Member hereby agrees to execute and deliver to the Company within five (5) days after receipt of a written request therefor, such other and further documents and instruments, statements of interest and holdings, designations, powers of attorney and other instruments and to take such other action (or refrain from taking any action) as the Company deems necessary, useful or appropriate to comply with any laws, rules or regulations as may be necessary to enable the Company to fulfill its responsibilities under this Agreement, to preserve the Company as a limited liability company under the

Act and to enable the Company to be taxed as a partnership for federal, state and local income tax purposes.

         Section 2.3 Term. The term of the Company shall commence upon filing the Certificate and shall continue in full force and effect until the earliest of the following: (i) March 31, 2008; (ii) upon the happening of an event described in Section 9.1 hereof; or (iii) a dissolution pursuant to the Act.

         Section 2.4 Registered Agent and Office. The registered agent for the service of process and the registered office shall be that Person and location reflected in the Certificate. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Manager shall promptly designate a replacement registered agent or file a notice of change of address, as the case may be.

         Section 2.5 Principal Place of Business. The principal place of business of the Company shall be at 205 East Carrillo Street, Suite 215, Santa Barbara, California 93101. At any time, the Company may change the location of its principal place of business and may establish additional offices.

                                  ARTICLE III

                       PURPOSE AND POWERS OF THE COMPANY

         Section 3.1 Purpose. The purpose of the Company is to acquire, directly or indirectly (a) all of the assets and operations of Transit America, Inc., a Nevada Corporation, and (b) all other investments made or to be made by itself or any of its Affiliates in the municipal outdoor advertising business and related businesses.

         Section 3.2 Powers of the Company. In furtherance of the purpose of the Company as set forth in Section 3.1, the Company shall have the power and authority to take in its name all actions necessary, useful or appropriate in the Manager's sole and absolute discretion to accomplish its purpose and take all actions necessary, useful or appropriate in connection therewith or incidental thereto.

         Section 3.3 Tax Status of Company. It is the intention of the parties hereto that the Company be treated as a partnership for federal income tax purposes within the meaning of Section 7701(a)(2) of the Code and the Treasury Regulations promulgated thereunder. Neither the Manager nor any Member shall file the election under Treasury Regulations Section 301.7701-3 to be classified as a corporation for federal income tax purposes.

                                  ARTICLE IV

                 MEMBER'S CAPITAL CONTRIBUTIONS AND INTERESTS

         Section 4.1 Capital Contributions. Upon the execution of this Agreement and as hereinafter provided, each Member shall be obligated to contribute to the capital of the Company as its Capital Contribution the amount set forth opposite its name on Exhibit B attached hereto.

         Section 4.2 Percentage Interests. Each Member's Percentage Interest is as set forth on Exhibit C attached hereto.

         Section 4.3 Additional Contributions. (a) Except as expressly provided in this Agreement or as required by law, no Member shall be required to make any contributions to the capital of the Company. Without limiting the foregoing, no Member shall be required to contribute to the capital of the Company to restore a deficit in the Member's Capital Account existing at any time. No Member will be bound by, or be personally liable for, the expenses, liabilities or obligations of the Company. No Member shall be responsible for any liabilities or obligations of any other Member.

         (b) The Manager may, if determined by the Manager to be in the best commercial interests and consistent with the purposes of the Company, request and accept additional contributions (which may be in the form of cash or other property or assets) ("ADDITIONAL CONTRIBUTIONS") in excess of the Members' Capital Contributions from any Person (including from any existing Member).
Such Additional Contributions may be evidenced by such interests in the profits, losses and distributions of the Company as determined by the Manager. In connection therewith, the Manager may admit Persons as Additional Members, provided that such Persons agree to be bound by all of the provisions of this Agreement as a Member. Without limiting the foregoing, the Manager is expressly authorized to cause the Company to issue to any Person a Capital Interest and/or Percentage Interest that is disproportionate to the amount of such Person's Additional Contributions, so long as the Manager concludes in good faith that such issuance is in the interest of the Company (for example, and not by way of limitation, the Company may permit an employee, pursuant to an employee purchase plan, to purchase an Interest at a discount from fair market value or employee options that have an exercise price that is less than the fair market value of the Interest being acquired, either at the time of issuance or at the time of exercise). As part of Hazel's compensation for serving as President of the Company, Hazel and the Company have entered into the Hazel Option Agreement pursuant to which the Company has granted Hazel an option (the "HAZEL OPTIONS") to purchase additional Interests. The Hazel Options are subject to a three-year vesting period and such other terms and provisions as set forth in the Hazel Option Agreement, attached hereto as Exhibit D.

         Section 4.4 Withdrawals and Interest. No Member shall have the right to withdraw from the Company or receive any return or interest on any portion of its Capital Contributions, except as otherwise provided herein.

         Section 4.5 Return of Capital. No Member shall be entitled to the return of all or any part of its Capital Contributions, except in accordance with the provisions of this Agreement.

         Section 4.6 Capital Accounts. The Company shall determine and maintain "Capital Accounts" for each Member throughout the full term of the Company in accordance with the provisions of Treasury Regulations Section
1.704-1(b)(2)(iv), as such regulation may be amended from time to time. To the extent not inconsistent with such rules, the following shall apply:

         (a) The Capital Account of each Member shall be credited with (1) an amount equal to such Member's Capital Contributions and the fair market value of property contributed to the Company by such Member (net of liabilities secured by such contributed Property that the Company is considered to assume or take subject to under Section 752 of the Code) and (2) such Member's share of the Company's Net Profit (or items thereof). The Capital Account of each Member shall be debited by (1) the amount of all distributions to such Member and the fair market value of property distributed to such Member (net of liabilities assumed by such Member and liabilities to which such distributed property is subject) and (2) such Member's share of the Company's Net Loss.

         (b) Upon the transfer of an Interest after the date of this Agreement,
(x) if such transfer does not cause a termination of the Company within the meaning of Section 708(b)(1)(B) of the Code, the Capital Account of the transferor Member that is attributable to the transferred Interest will be carried over to the transferee Member but, if the Company has a Section 754 election in effect, the Capital Account will not be adjusted to reflect any adjustment under Section 743 of the Code except as provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(m), or (y) if such transfer causes a termination of the Company within the meaning of Section 708(b)(1)(B) of the Code, the income tax consequences of the deemed contribution of the Property by the Company to a "new" Company (which for all other purposes continues to be the Company) in exchange for an interest in the "new" Company, and the deemed immediate distribution of such interests in the "new" Company by the "terminated" Company to the transferee Member and the other remaining Members in proportion to their respective interests in the "terminated" Company in liquidation thereof, shall be governed by the relevant provisions of Subchapter K of Chapter 1 of the Code and the Treasury Regulations promulgated thereunder, and the Capital Account of the transferee Person (which is the same as the Capital Account of the transferor Member) and the other Members of the "terminated" Company shall carry over and become the initial Capital Accounts of such Members in the "new" Company, in accordance with Treasury Regulations
Section 1.704-1(b)(2)(iv)(1), and thereafter the Capital Accounts of such Members shall be determined in accordance with Section 4.6(a).

         (c) Upon (i) the "liquidation of the Company" (as hereinafter defined), (ii) the distribution of money or Property to a Member as consideration for an Interest, or (iii) the contribution of money or Property to the Company by a new or existing Member as consideration for an Interest, then adjustments shall be made to the Members' Capital Accounts in the following manner: All Property which is not sold in connection with such event shall be valued at its then "fair market value" as determined by the Manager in its sole and absolute discretion subject only to Delaware law. Such "fair market value" shall be used to determine both the amount of gain or loss which would have been recognized by the Company if the Property had been sold for its fair market value (subject to any debt secured by the Property) at such time, and the amount of Net Cash Flow, as the case may be, which would have been distributable by the Company pursuant to Section 6.2 if the Property had been sold at such time for said value. The Capital Accounts of the Members shall be adjusted to reflect the deemed allocation of such hypothetical gain or loss in accordance with Section 6.1. The Capital Accounts of the Members (or of a transferee of a Member), and the Net Profits and Net Losses of the Company, including depreciation with respect to, and gain or loss arising from, the sale or disposition of any revalued Property or Property described in Treasury Regulations Section 1.704-1(b)(2)(iv), shall be adjusted to reflect "book items" and not tax items in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(g) and 1.704-1(b)(4)(i).

         (d) For purposes of this Section 4.6, the term "LIQUIDATION OF THE COMPANY" shall mean (A) a termination of the Company effected in accordance with this Agreement, which shall be deemed to occur, for purposes of this
Article IV, on the date upon which the Company ceases to be a going concern and is continued in existence solely to wind-up its affairs, or (B) a termination of the Company pursuant to Section 708(b)(1) of the Code.

         Section 4.7 Liability. No Member shall be liable under a judgment, decree or order of a court, or in any other manner for a debt, obligation or liability of the Company. Additionally, no Member shall be required to lend any funds to the Company or to pay any contributions, assessments or payments to the Company except the initial Capital Contributions provided for in this
Article IV.

                                   ARTICLE V

                           MANAGEMENT OF THE COMPANY

Section 5.1 Management.

         (a) The business and affairs of the Company shall be managed by its Manager. All decisions concerning the business and affairs of the Company shall be made by the Manager. Only the Manager has the authority to bind the Company, although the Manager may delegate some or all of such authority as provided for herein. Triumph is hereby designated as Manager and is authorized to make all management decisions of the Company on behalf of the Members including, but not limited to, the actions described in Section 5.1(b). The Manager may adopt such rules and regulations for the conduct of the meetings of the Members and the management of the Company not inconsistent with this Agreement and the Act. The Manager may not be removed. The Manager shall make all decisions, and take all actions, necessary on behalf of the Company to perform under this Agreement. The Manager may appoint and/or replace individuals with such titles as it may elect, including the titles of Managing Director, Chief Executive Officer, President, Vice President, Treasurer and Secretary, to act on behalf of the Company, with such power and authority as the Manager may delegate in writing to any such individuals. The Manager hereby appoints the following persons:

         James A. McLaughlin   -        Chief Executive Officer
         Patrick K. Hazel      -        President
         James J. Sullivan     -        Vice-President

         (b) Without limiting the generality of Section 5.1(a), the Manager shall have the power and authority on behalf of the Company:

             (i) To execute contracts and guaranties, incur liabilities and issue notes, bonds and other obligations;

             (ii) To invest and reinvest the Company's funds, including the lending of money, and receive and hold property as security for repayment;

             (iii) To employ accountants, legal counsel, managing agents or other experts to perform services for the Company (including Triumph Holdings LLC or any Affiliate thereof) and to compensate them from the Company funds;

             (iv) To pay, and reimburse the Manager for, all expenses incurred in connection with the conduct of the Company's business, the establishment of Company offices, and the exercise of the powers of the Company, in all cases within or without the State of Delaware;

             (v) To sell, transfer, convey, pledge, exchange or otherwise dispose of any of the Property;

             (vi) To acquire additional property or assets on behalf of the Company;

             (vii) To borrow money from banks, other lending institutions, the Members or otherwise;

             (viii) To hypothecate, encumber, mortgage, and grant security interests in any of the Property;

             (ix) To employ, compensate, or otherwise engage any Member or an Affiliate of any Member;

             (x) To participate in partnerships, joint ventures, limited liability companies or other associations of any kind with any Person or Persons;

             (xi) To institute, prosecute and defend against any judicial or administrative proceeding in the Company's name;

             (xii) To file in the name of or on behalf of the Company or its Subsidiaries any petition for relief in bankruptcy under any federal bankruptcy laws or debtor relief laws or any other debtor relief laws of any jurisdiction; and

             (xiii) To do and perform all other acts as may be necessary or appropriate to the conduct of the Company's business.

In Addition, prior to the submission to the Members, the Manager shall first approve and recommend (a) any amendment to the Certificate, (b) any amendment to this Agreement and (c) any merger or consolidation of the Company with or into any other Person.

         Section 5.2 Indemnity. The Company shall indemnify and hold harmless the Members and their respective directors, officers, agents, members, partners, shareholders and employees from any loss or damage incurred by them (including reasonable attorney's fees and costs) by reason of any acts performed or omitted by them for or on behalf of the Company unless they committed such acts in bad faith or such acts were the results of active and deliberate dishonesty and were material to the cause of action so adjudicated or such Members or their respective directors, officers, agents, members, partners, shareholders or employees shall have personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

         Section 5.3 Reliance on Authority of Manager. Any Person dealing with the Company, other than a Member, may rely on the authority of the Manager without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.

         Section 5.4 Service Fees. The Company shall enter into the Services Agreement, pursuant to which Triumph Holdings, LLC (or a permitted assignee thereof) shall perform certain services in exchange for which Triumph Holdings, LLC shall be paid by the Company such fees, compensation, reimbursements and/or other payments, as provided for in the Services Agreement.

         Section 5.5 Limitation on Compensation of Manager or Affiliates Thereof. Notwithstanding any provision herein to the contrary and except as provided for under Section 5.4 and the Services Agreement, any compensation, reimbursement of, or payment to the Manager or any Affiliate of the Manager pursuant to this Agreement shall be reasonable and not greater than the amount which would be paid had the services or other item compensated, reimbursed or paid for been provided by a third party unrelated to the Manager. The only fees, compensation, reimbursements and/or other payments that shall be made in respect of services that are required to be rendered pursuant to the Services Agreement shall be as set forth in the Services Agreement.

                                  ARTICLE VI

                         ALLOCATIONS AND DISTRIBUTIONS

Section 6.1 Allocations of Net Profit and Net Loss.

         (a) Net Profit. The Net Profit of the Company, for each fiscal year of the Company, shall be allocated among the Members as follows:

             (i) First, to the Members in proportion to their respective Percentage Interests, an amount equal to the excess of the aggregate amount of Net Loss previously allocated pursuant to Section 6.1(b)(ii) for all prior fiscal years over the aggregate amount of Net Profit previously allocated pursuant to this Section 6.1(a)(i);

             (ii) Second, to the Members in proportion to their respective Capital Interests, an amount equal to the excess of the aggregate amount of Net Loss previously allocated pursuant Section 6.1(b)(i) for all prior fiscal years over the aggregate amount of Net Profit previously allocated pursuant to this
Section 6.1(a)(ii); and

             (iii) Third, to the Members in proportion to their respective Percentage Interests.

         (b) Net Loss. Net Loss of the Company, for each fiscal year of the Company, shall be allocated among the Members as follows:

             (i) First, to the Members in proportion to their respective Capital Interests, until the Capital Account of any Member has been reduced to zero; and

             (ii) Second, to the Members in proportion to their respective Percentage Interests.

         (c) Special Rules Regarding Allocations. Notwithstanding the foregoing provisions of Sections 6.1(a) and 6.1(b):

             (i) In accordance with sections 704(b) and (c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such Property to the Company and its agreed value. As provided for by Treasury Regulations Section 1.704-3(a)(3)(i), with respect to any Property which is deemed to be contributed by the Company to the "new" Company by virtue of the Company's deemed liquidation under Section 708(b)(1)(B) of the Code, the allocations described in the previous sentence shall only be required with respect to, and to the extent that, such allocations would have otherwise been required without regard to the effects of the deemed liquidation. In the event that Capital Accounts are ever adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2) to reflect the fair market value of any Property, subsequent allocations of income, gain, loss and deduction with respect to such asset shall, solely for tax purposes, take account of any variation between the adjusted basis of such asset and its value as adjusted in the same manner as required under section 704(c) of the Code and the Treasury Regulations thereunder.

             (ii) At no time shall any allocation of losses be made to a Member if such allocation would cause the deficit in the Member's Capital Account, if any, to exceed his "partnership minimum gain" or "partner nonrecourse debt minimum gain" (as defined in Treasury Regulations Sections 1.704-2(b)(2) and (g)(1) and (i)(2) and (5), respectively), and any losses not allocated to a Member by reason of this clause (ii) shall be allocated to each Member whose deficit, if any, in the Member's Capital Account of such Member shall not exceed his allocable share of such minimum gain by reason of such allocation, or to the Members who bear the economic risk of loss attributable to such losses, and subsequent profits shall be allocated to Members to the extent losses have previously been allocated to them pursuant to this Section 6.1(c)(ii).

             (iii) Nonrecourse deductions, as defined in Treasury Regulations
Section 1.704-2(b)(1), shall be allocated among the Members in proportion to their Percentage Interests. Partner nonrecourse deductions shall be allocated among the Members in the proportion to which they share the economic risk of loss with respect to the partner nonrecourse debt to which such deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i).

             (iv) If there is a net decrease in the "partnership minimum gain" (within the meaning of Treasury Regulations Section 1.704-2(g)(2)) for a Company taxable year, then, before any allocations are made for such year other than those pursuant to clause (ii) above, each Member with a share of the partnership minimum gain at the beginning of the year shall be allocated items of Company income and gain for such year (and, if necessary for subsequent years) in an amount equal to each Member's share of the net decrease in partnership minimum gain as determined in accordance with Treasury Regulations
Section 1.704-2(f) in a manner so as to satisfy the requirements of said Treasury Regulation.

             (v) If, during any taxable year, there is a net decrease in partner nonrecourse debt minimum gain, then, before any other allocations are made for such year other than those pursuant to clause (ii) above, each Member with a share of the partner nonrecourse debt minimum gain at the beginning of the year shall be allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in an amount equal to each Member's share of the net decrease in partner nonrecourse debt minimum gain as determined in accordance with Treasury Regulations Section 1.704-2(i)(4) in a manner so as to satisfy the requirements of said Treasury Regulation.

             (vi) If, during any taxable year, a Member unexpectedly receives, or, as of the end of such year, is reasonably expected to receive, an adjustment, allocation or distribution described in paragraph (4), (5) or (6) of Treasury Regulations Section 1.704-1(b)(2)(ii)(d), and if such adjustment, allocation or distribution would cause at the end of the taxable year a deficit balance in such Member's Capital Account in excess of his allocable share of minimum gain as described above, then such Member shall be allocated items of income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount and in a manner sufficient to eliminate such excess balance as quickly as possible before any other allocation is made for such year, other than pursuant to clause (ii) and (iii) above, so as to satisfy the requirements of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) (qualified income offset).

             (vii) In the event any Member has a deficit balance in his Capital Account at the end of the fiscal year which is in excess of the sum of (A) the amount such Member is obligated to restore pursuant to any provision of this Agreement, if any, and (B) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Section 1.704-2(g)(1) and Treasury Regulations Section 1.704-2(i)(5), such member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible.

         Section 6.2 Distributions.

         (a) The Manager shall distribute Net Cash Flow, and may in its discretion distribute any Property to the Members in the following order of priority:

             (i) First, to the Members, an amount equal to (or in proportion to if less than) such Member's Unrecovered Capital Contributions; and

             (ii) The balance, if any, to the Members, in proportion to their respective Percentage Interests.

         (b) Notwithstanding Section 6.2(a) but subject to Section 6.3, the manager shall distribute to each Member, within ninety (90) days following the end of the Company's taxable year, an amount of Net Cash Flow (to the extent thereof) to each Member equal to, when combined with all other distributions to such Member in the current and all preceding taxable years, the product of forty-five percent (45%) and the excess, if any, of (i) the aggregate net taxable income allocated to such Member in the current and all preceding taxable years, over (ii) the aggregate net taxable loss allocated to such Member in all preceding taxable years. Any amounts distributed under this
Section 6.2(b) shall be taken into account in computing subsequent distributions under Section 6.2(a) so that the total amount distributed under Section 6.2(a) and this Section 6.2(b) shall be the amount which would have been distributed under Section 6.2(a) if the special distribution under this Section 6.2(b) had not occurred.

         (c) In the event the Company is required to deduct and withhold, pursuant to the Code or any other federal, state or local law, rule or regulation which is currently in effect or which may be promulgated hereafter ("APPLICABLE LAW"), any amount from an actual distribution to a Member, the amount so deducted and withheld from such distribution shall, for all purposes of this Agreement, be treated as a distribution to such Member of the same type as the distribution giving rise to the obligation. In the event Applicable Law requires the Company to pay or withhold any amount on behalf of a Member (including any federal, state or local taxes) measured by a Member's distributive share of the Company's Net Profit, gain or any other Company item, other than any amount required to be deducted and withheld from actual distributions to a Member, then the payment or withholding of any such amount shall be considered a loan ("TAX LOAN") by the Company to such Member (the "BORROWING MEMBER"). The Borrowing Member shall repay any such Tax Loan within 30 days after the Manager (or if the Manager fails to do so, any Member) delivers a written demand therefor, together with interest at an annual rate equal to two percent (2%) per annum in excess of the rate announced from time to time in the Wall Street Journal as the "prime rate" from the date such loan was made until the date of the repayment thereof. In addition to any other rights of the Company to enforce its entitlement to receive payment of the Tax Loan, plus any accrued interest thereon, the Company may deduct from any distribution to be made to a Borrowing Member an amount not greater than the outstanding balance of any Tax Loan, plus any accrued interest thereon, as a payment in total or partial satisfaction thereof.

         Section 6.3 Limitation Upon Distributions. No distribution shall be declared and paid if, after the distribution is made the sum of the fair market value of the Company's total assets would be less than the sum of its total liabilities.

                                  ARTICLE VII

                                TRANSFERABILITY

         Section 7.1 Restrictions on Transferability. Subject to Sections 7.2,
7.3 and 7.4, no Member (other than the Manager) shall transfer, assign, pledge, hypothecate or otherwise encumber (individually, a "TRANSFER" and collectively, "TRANSFERS"), directly or indirectly, all or any portion of an Interest (or, any interest in a revocable trust to which an Interest (or any portion thereof) was transferred in an Estate Planning Transfer) without the prior written consent of the Manager (which consent may be withheld in the Manager's sole and absolute discretion). If the Manager does not approve, in advance, of any Transfer, then, in addition to any other remedy which the Company may have against any Person with respect to such Transfer, the purchaser, transferee and/or assignee of an Interest (or any portion thereof) that is the subject of a Transfer shall have no right to be admitted as a Member and no right to participate in the management of the business and affairs of the Company. No Transfer of any Interest (or any portion thereof) shall be effective unless and until written notice (including the name and address of the proposed purchaser, transferee or assignee and the date of such transfer) has been provided to the Manager.

         Section 7.2 Tag-Along Rights.

         (a) Notwithstanding Section 7.1, in the event the Manager desires to sell, assign or otherwise transfer its Interest (or any portion thereof) in response to a bona fide offer from a third party, and such Interest (or portion thereof) constitutes in excess of fifty percent (50%) of the aggregate Interests then held by all Members, then the other Members (the "TAG-ALONG MEMBERS" OR "TAG-ALONG MEMBER", as the case may be) shall have the right (the "TAG-ALONG RIGHT") to require, as a condition to the proposed transfer by the Manager, that such proposed bona fide third party purchaser of the Manager's Interest also purchase the Interests (the "TAG-ALONG INTEREST") of the Tag-Along Members. In the event of such proposed transfer by the Manager, the Manager shall provide written notice (the "OFFER NOTICE") to the Tag Along Members setting forth the name and address of the prospective transferee and the bona fide price for the Manager's Interest and other bona fide terms and conditions upon which the transfer is contemplated. Each Tag-

Along Member shall be required to transfer its Tag-Along Interest at such bona fide price (as adjusted to take into account the size of the respective Interests being transferred) and under the same terms and conditions as the Manager has agreed to sell its Interest.

         (b) The Tag-Along Right provided for in this Section 7.2 may be exercised by the Tag-Along Members by delivery of a written notice to the Manager (the "TAG-ALONG NOTICE"), within ten (10) business days following receipt by the Tag Along Members of the Offer Notice. If a Tag-Along Member does not deliver a Tag-Along Notice within such ten (10) business day period, the Tag-Along Member shall be deemed to have waived its Tag-Along Right with respect to the proposed sale by the Manager.

         (c) The Manager may, not later than forty-five (45) days following delivery to the Tag-Along Members of any Offer Notice, conclude a transfer of its Interest (or any portion thereof) covered by an Offer Notice on terms and conditions not materially different from those described in the Offer Notice. If the Tag-Along Member shall have delivered a Tag-Along Notice within the ten
(10) business day period referred to in clause (b) above, the purchase of the Tag-Along Member's Interest shall be made contemporaneous with the purchase of the Manager's Interest. Any proposed transfer on terms and conditions materially different from those described in the Offer Notice, as well as any proposed transfer of the Interest (or any portion thereof) of the Manager more than forty-five (45) days following the delivery to the Tag-Along Members of the Offer Notice, shall again be subject to the Tag-Along Rights of the Tag-Along Members and shall require compliance by the Manager with the procedures described in this Section 7.2.

         Section 7.3 Drag Along Rights.

         (a) The Manager may require all of the Members (the "DRAG-ALONG MEMBERS" OR "DRAG-ALONG MEMBER", as the case may be) to sell and assign all of their Interests in a transaction which constitutes a bona fide sale and assignment (a "DRAG-ALONG SALE") of all of the Interests in the Company to any Person that is not an Affiliate of the Manager.

         (b) To exercise such right, the Manager shall send written notice (the "DRAG-ALONG NOTICE") to the Drag-Along Members, setting forth the consideration to be paid by the third party purchaser and the other terms and conditions of such transaction. Each Drag-Along Member shall be required to consummate the Drag-Along Sale for the amount of consideration and under the terms and conditions set forth in the Drag-Along Notice. At the consummation of the purchase of such Interests by the third party purchaser, the Drag-Along Members shall deliver to the Manager duly executed instruments of transfer for their Interests. If one or more of the Drag-Along Members fails to deliver such instrument of transfer to the Manager, the Manager shall cause the books and records of the Company to show that such Interest is bound by the provisions of this Section 7.3 and that such Interest shall be transferred only to the third party purchaser. In the event one or more of the Drag-Along Members fails to deliver the duly executed instruments of transfer to the Manager as required herein, then the Manager may execute any documents as shall be required by the Company for the purpose of transferring any Interest on the books and records of the Company, including but not limited to, an instrument of transfer, and as required by this Section 7.3 and the Manager is deemed appointed the attorney-in-fact of each such Drag-Along Member for the purpose of effectuating the requirements of this Section 7.3.

         (c) Promptly, but in no event later than three (3) days after the consummation of the sale of the Interests of the Manager and the Drag-Along Members pursuant to this Section 7.3, the Manager shall remit to the Drag-Along Members the applicable sales price for their Interests sold pursuant hereto (net of all costs and expenses incurred in connection with the sale).

         Section 7.4 Estate Planning Transfers. Notwithstanding Section 7.1, a Member may transfer or assign its Interest (or any portion thereof) to a revocable trust the sole beneficiary (or beneficiaries) of which are one or more of the Member or a Family Member of such Member for estate planning purposes without any approval from the Manager or the other Members, provided that such revocable trust agrees, in writing, to be bound by all of the provisions of this Agreement (an "ESTATE PLANNING TRANSFER"). The Member shall promptly notify the Manager, in writing, of any such Estate Planning Transfer and provide such other information with respect to such transfer or assignment as the Manager shall reasonably request.

         Section 7.5 Permitted Transfers. Any Transfer which is either permitted or required to be made pursuant to this Article VII shall be referred to herein as a "PERMITTED TRANSFER."

                                 ARTICLE VIII

                       ADDITIONAL AND SUBSTITUTE MEMBERS

         Section 8.1 Admission of New Members. From the date of the formation of the Company, any Person may, with the prior written consent of the Manager (which consent may be withheld in the Manager's sole and absolute discretion), be admitted as an Additional Member, provided that such Person agrees in writing to be bound by all of the provisions of this Agreement. In addition, any Person that acquires an Interest (or any portion thereof) in a Permitted Transfer and which agrees in writing to be bound by all of the provisions of this Agreement shall be admitted as a Member.

         Section 8.2 Allocations to New Members. The other Members may, at their option, at the time an Additional Member is admitted, close the Company books (as though the Company's tax year had ended) or make pro-rata allocations of loss, income and expense deductions to an Additional Member for that portion of the Company's tax year in which an Additional Member was admitted, in accordance with the provisions of Section 706(d) of the Code and the Treasury Regulations promulgated thereunder.

                                  ARTICLE IX

                          DISSOLUTION AND TERMINATION

         Section 9.1 Dissolution. The Company shall be dissolved upon the occurrence of any of the following events:

         (a) when the period fixed for the duration of the Company shall expire;

         (b) by the unanimous written consent of all the Members;

         (c) the entry of a decree of judicial dissolution under Section 18-802 of the Act; or

         (d) any other event that terminates the Company.

         Section 9.2 Distribution of Assets Upon Dissolution. In settling accounts after dissolution, the liabilities of the Company shall be entitled to payment in the following order:

         (a) to creditors including Members who are creditors to the extent otherwise permitted by law, other than liabilities for distributions to Members;

         (b) reasonable reserves necessary in connection with the winding up of the Company's affairs as determined by the Manager; and

         (c) to Members of the Company in the same manner as distributions are made under Section 6.2; provided, however, that no Member shall receive distributions in excess of such Member's positive Capital Account balance after its Capital Account has been adjusted to reflect all allocations of income, gain, loss and deductions attributable to the dissolution event pursuant to
Section 9.1.

         Section 9.3 Winding up. Except as provided by law, upon dissolution, each Member shall look solely to the Property for the return of its Unrecovered Capital Contributions. If the Property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return to a Member such Member's Unrecovered Capital Contributions, such Member shall have no recourse against any other Member (or the Manager whether or not also a Member). The winding up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Manager, who is hereby authorized to take all actions necessary to accomplish such distribution including, without limitation, selling any Property it deems necessary or appropriate to sell.

         Section 9.4 Articles of Dissolution. When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, a Certificate of Cancellation shall be executed and filed pursuant to Section 18-203 of the Act, and shall contain the information required by the Act.

                                   ARTICLE X

              FINANCIAL STATEMENTS, BOOK RECORDS AND TAX RETURNS

         Section 10.1 Books of Account. The Manager shall maintain, at the principal office of the Company, complete books of account, in which there shall be entered, fully and accurately, every transaction of the Company and shall include the following:

         (a) A current list of the full name and last known business address of each Member and Manager (if not also a Member);

         (b) A copy of the Certificate and all amendments thereto; and

         (c) Copies of the Company's federal, state, and local income tax returns and reports, if any, for the three most recent years.

         Section 10.2 Financial Statements and Reports. The Manager shall furnish the Members with all information required by law to be distributed to the Members.

         Section 10.3 Returns and Other Elections. The Manager shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. All elections and options available to, or determinations as to items of income or expense of, the Company for federal, state or local income tax purposes shall be taken, rejected or made by the Company in the sole and absolute discretion of the Manager. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members within a reasonable time after the end of the Company's fiscal year, but not later than April 15th.

         Section 10.4 Election under Section 754 of the Code. In the event of any transaction described in Section 743(b) or Section 734 of the Code and permitted by the provisions of this Agreement, the Company shall, upon the timely written request of the person succeeding to a Company Interest in such transaction, make the election provided for in Section 754 of the Code.

         Section 10.5 Tax Matters Member. Triumph Municipal is hereby designated the Tax Matters Member (the "TMM") of the Company for purposes of Chapter 63 of the Code and the Treasury Regulations thereunder.

         (a) Each Member shall furnish the TMM with such information as the TMM may reasonably request to permit it to provide the Internal Revenue Service with sufficient information to allow proper notice to the parties in accordance with Section 6223 of the Code.

         (b) No Member shall file, pursuant to Section 6227 of the Code, a request for an administrative adjustment of Company items for any Company taxable year without first notifying the TMM. If the TMM agrees with the requested adjustment, the TMM shall file the request for administrative adjustment on behalf of the Company. If the Members do not reach agreement within 30 days or within the period required to timely file the request for administrative adjustment, if such period is shorter, any Member may file a request for administrative adjustment on its own behalf. If, under Section 6227 of the Code, a request for administrative adjustment which is to be made by the TMM must be filed on behalf of the Company, the TMM shall also file such a request on behalf of the Company under the circumstances set forth in the preceding sentence.

         (c) If any Member intends to file a petition under Section 6226 or 6228 of the Code with respect to any Company item or other tax matter involving the Company, the Member so intending shall notify the other Members of such intention and the nature of the contemplated proceeding. Such notice shall be given in a reasonable time to allow the other Members to participate in the choosing of the forum in which such petition will be filed. If the Members do not agree on the appropriate forum, the petition shall be filed with the United States Tax Court. If any Member intends to seek review of any court decision rendered as a result of the proceeding instituted under the preceding part of this subsection, such party shall notify the others of such intended action.

         (d) The TMM shall not bind the other Members to a settlement agreement without the Approval of the Members, unless such settlement is for less than $100,000 in the aggregate. If any Member enters into a settlement agreement with the Secretary of the Treasury with respect to any Company items, as defined by Section 6231(a)(3) of the Code, it shall notify the other Members of such settlement agreement and its terms within thirty (30) days from the date of settlement.

         (e) The TMM shall notify the other Members of any tax imposed on the Company or of any notice received from any taxing authority proposing the same.

                                  ARTICLE XI

                        REPRESENTATIONS AND WARRANTIES

         Section 11.1 The Members' Representations. The Members represent and warrant as follows:

             (a) No portion of the funds to be used for Company purposes shall be derived from any source which might subject said funds to civil or criminal forfeiture;

             (b) As of the date hereof, the Members will be acting on their own behalf and not on account of or for the benefit of any Plan;

             (c) The Members have no present intent to transfer any of the Property to any Person or Plan which will cause a violation of ERISA; and

             (d) The Members shall not assign its interest under this Agreement to any Person or Plan which will cause a violation of ERISA.

         Section 11.2 Survival. Notwithstanding any provision in this Agreement to the contrary, the representations and warranties in this Article XI shall survive the closing of the Property for a period of one year.

                                  ARTICLE XII

                                 MISCELLANEOUS

         Section 12.1 Notices. Any notice, demand, election or other communication (hereinafter called a "NOTICE") that, under the terms of this Agreement or under any statute, must be or may be given by the parties hereto shall be in writing and shall be given by mailing the same by certified or registered mail, return receipt requested, postage-prepaid, addressed or by reputable overnight courier:

         Triumph Municipal:

                    Triumph Municipal Outdoor, LLC
                    205 East Carrillo Street
                    Suite 215
                    Attention: Bruce A. Friedman
                    Santa Barbara, California 93101
                    Fax No.: (805) 965-5683
                    Phone No.: (805) 965-2043

               with a copy to:

                    Pryor Cashman Sherman & Flynn, LLP
                    410 Park Avenue
                    New York, New York 10022
                    Attention: Blake Hornick, Esq.
                    Fax No.: (212) 326-0806
                    Phone No.: (212) 326-0133

          Hazel:

                    Patrick K. Hazel
                    2454 Via Aprilia
                    Del Mar, California 92014
                    Fax No.: (619) 792-0434
                    Phone No.: (619) 792-8838
               with a copy to:

                    Lawrence I. Tannenbaum, Esq.
                    Gray Cary Ware & Freidenrich
                    401 B Street, Suite 1700
                    San Diego, California 92101-4297
                    Fax No.: (619) 236-1048
                    Phone No.: (619) 699-2700

         All copies of notices to be sent to any party hereunder shall be sent in the same manner as required for notices. Either party may designate, by notice in writing to the other, a new or other address to which notices shall thereafter be given. Any notice given hereunder (other than a notice of a new address or additional address for notice purposes) shall be deemed given when received as hereinabove provided. Any notice of a new or additional address for notice purposes shall be deemed given on the date upon which the same is received by the addressee thereof.

         Section 12.2 Complete Agreement. This Agreement fully sets forth all of the agreements and understandings of the parties with respect to the Company and supersedes any prior agreements of the parties. There are no representations, agreements, arrangements or understandings, oral or written, other than contemporaneous agreements, among the parties relating to the subject matter of this Agreement which are not expressly set forth herein.

         Section 12.3 Amendment by Members. Except as may be specifically provided below in this Section 12.3 and Section 12.4, this Agreement may only be amended with the written concurrence of the Manager and the written consent of the other Members owning a majority of the Interests (which shall mean that only the Manager's consent is necessary if the Manager owns a majority of the Interests, in which case the other Members need not be solicited but shall be informed of the amendment). Notwithstanding anything contained in this Agreement to the contrary, any amendment of the provisions of, or rights or obligations described in, Articles III, IV, V, VI, VII and IX and Sections 2.3 and 12.3 shall require unanimous approval of all the Members; provided, however, that no consent of any Member (other than the Manager) shall be required to merge the Company into another corporation, or to convert the Company into a corporation.

         Section 12.4 Amendment by Manager. Notwithstanding anything contained in this Agreement to the contrary, the Manager shall have the power, without the consent of the other Members, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

         (a) To add to the obligations of the Manager or surrender any right or power granted to the Manager or any of its Affiliates for the benefit of the other Members;

         (b) To reflect the issuance of an Interest or the admission, substitution, termination or withdrawal of a Member, each in accordance with this Agreement;

         (c) To reflect a change that is of an inconsequential nature and does not adversely affect the other Members in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

         (d) To satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.

The Manager will provide notice to the other Members when any action under this
Section 12.4 is taken.

         Section 12.5 Amendment of Certificate. If this Agreement shall be amended pursuant to Section 12.3 or Section 12.4, the Manager shall cause the Certificate to be amended, to the extent required by applicable law, to reflect such change. The Members shall be promptly notified of any amendments made under this Section 12.5.

         Section 12.6 Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, the applicable laws, ordinances, rules and regulations of the jurisdictions in which the Company engages in business. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected, but rather shall be enforced to the full extent permitted by law.

         Section 12.7 Ratification. Each Person who becomes a Member in the Company after the execution and delivery of this Agreement shall, by becoming a Member, be deemed thereby to ratify and agree to all prior actions taken by the Company, and is deemed to ratify and agree to all of the provisions set forth in the Agreement.

         Section 12.8 Binding Upon Successors. This Agreement shall be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns, and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. This Agreement shall become effective upon its execution and delivery by the Members.

         Section 12.9 Rights of Third Parties. None of the provisions of this Agreement shall be construed as having been made for the benefit of any creditor of either the Company or any of the Members, nor shall any of such provisions be enforceable (except as otherwise required by law) by any person not a party hereto.

         Section 12.10 Governing Law. Irrespective of the place of execution or performance, the validity and construction of this Agreement shall be governed by the laws of Delaware without regard to conflict of laws principles. The parties hereto hereby waive the right to trial by jury and hereby consent to the personal and subject matter jurisdiction of the Federal and state courts of the State of New York over all disputes arising in connection with this Agreement.

         Section 12.11 Captions. The captions, headings and titles contained in this Agreement are solely for convenience of reference and shall not affect the interpretation of this Agreement or of any provision hereof.

         Section 12.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall together constitute one instrument.

         Section 12.13 Tense and Gender of Words. All terms and words used in this Agreement, regardless of the tense or gender in which they are used, shall be deemed to include each other tense and gender unless the context requires otherwise.

         Section 12.14 Power of Attorney. The Members grant to the Manager an irrevocable power of attorney for the purpose carrying out the intention or facilitating the performance of the terms of this Agreement.

         Section 12.15 Remedies Cumulative. No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available to a party but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

         IN WITNESS WHEREOF, the parties hereto have executed and acknowledged this Agreement as of the date first above written.

                                   TRIUMPH MUNICIPAL OUTDOOR, LLC


                                   By: /s/ BRUCE A. FRIEDMAN
                                       ----------------------------
                                       Name: Bruce A. Friedman
                                       Title: Principal Manager


                                       /s/ PATRICK K. HAZEL
                                       ----------------------------
                                       Patrick K. Hazel

                                   EXHIBIT A

                  List of Members and their Capital Interests

1. Triumph Municipal Outdoor, LLC                                       97.5%
2. Patrick K. Hazel                                                      2.5%
                                                                       -----
                                                                       100.0%

                                   EXHIBIT B

                        Members' Capital Contributions

                                                          Capital Contributions
                                                          ---------------------
1. Triumph Municipal Outdoor, LLC                              $7,500,000
2. Patrick K. Hazel                                            $  192,308
                                                               ----------
                                                               $7,692,308
                                                               ==========

                                   EXHIBIT C

                         MEMBERS PERCENTAGE INTERESTS

               Member

1. Triumph Municipal Outdoor, LLC                                       97.5%
2. Patrick K. Hazel                                                      2.5%
                                                                       -----
                                                                       100.0%